UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Trinity Merger Corp.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 DATED October 31, 2019
TO THE JOINT PROXY STATEMENT/PROSPECTUS DATED OCTOBER 18, 2019

SUPPLEMENT
TO
THE JOINT PROXY STATEMENT/PROSPECTUS

The following supplements the definitive joint proxy statement/prospectus dated October 18, 2019 (the “Joint Proxy Statement/Prospectus”) related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 9, 2019, by and among Trinity Merger Corp. (“Trinity”), Trinity Sub Inc. (which, effective upon completion of the business combination (the “Business Combination”), will be renamed Broadmark Realty Capital Inc.) (the “Company”), Trinity Merger Sub I, Inc., Trinity Merger Sub II, LLC, PBRELF I, BRELF II, LLC, BRELF III, LLC, BRELF IV, LLC, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC and Broadmark Real Estate Management IV, LLC (such eight proceeding entities, collectively, “Broadmark”), and should be read in conjunction with the Joint Proxy Statement/Prospectus and its annexes.  All page references in the information provided below refer to those page numbers in the Joint Proxy Statement/Prospectus and all capitalized terms used but not defined in this supplement to Joint Proxy Statement/Prospectus (this “Supplement”) shall have the meanings set forth in the Joint Proxy Statement/Prospectus.  Except for the information set forth below, this Supplement does not modify, amend or otherwise affect the Joint Proxy Statement/Prospectus. To the extent information in this Supplement differs from or updates information contained in the Joint Proxy Statement/Prospectus, the information in this Supplement applies.

Neither the U.S. Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved the transactions described in the Joint Proxy Statement/Prospectus or the securities to be issued pursuant to the proposed Business Combination nor have they passed upon the adequacy or accuracy of the Joint Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.

The purpose of this Supplement is to disclose certain events and transactions, in connection with the Business Combination.

Expected Appointment of Norma Lawrence and David Karp as Directors

Upon the closing of the Business Combination to be effected pursuant to the Merger Agreement, the Company intends to appoint Norma Lawrence and David Karp to serve as directors on the Company’s board of directors (the “Board”) until the Company’s 2020 annual general meeting of stockholders.

Ms. Lawrence, age 64, currently serves on the board of directors of Marcus & Millichap Inc. (NYSE: MMI), a brokerage company providing real estate investment brokerage, financing and advisory services. Previously, Ms. Lawrence was a Partner at KPMG, LLP, where she was employed from 1979 to 2012 and provided extensive accounting and auditing services to companies in the real estate and hospitality industries. Ms. Lawrence is currently a member of WomenCorporateDirectors and was a member of the National Association of Real Estate Investment Trusts, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries, the California Society of Certified Public Accountants, and the American Institute of Certified Public Accountants. She also was a member of the Organization of Women Executives, the Valley Development Forum, and the Los Angeles Chapter of Construction Financial Management Association. Ms. Lawrence received a B.A. in mathematics and an M.B.A. in finance and accounting from the University of California, Los Angeles.

Mr. Karp, age 60, is a 36-year veteran in real estate investment finance and management. He was most recently Executive Vice President and Chief Financial Officer of Empire State Realty Trust, Inc. (NYSE: ESRT), a real estate investment trust that owns and operates office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. Mr. Karp joined ESRT’s predecessor in 2011 and was responsible for finance, capital markets, accounting, and investor relations. Prior to that, Mr. Karp served as Managing Director and Chief Financial Officer of Forum Partners Investment Management LLC from 2006 to 2011 and Chief Operating Officer from 2009 to 2011, where he was responsible for both firm-level and fund-level financial management and strategy. From 1996 to 2005, Mr. Karp served as President, Chief Operating Officer and Chief Financial Officer of Falcon Financial Investment Trust, which he co-founded.  Mr. Karp has an MBA in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.A., Summa Cum Laude, in Economics from the University of California, Berkeley.

It is expected that Ms. Lawrence will serve on the Audit and Compensation Committees of the Board, and that Mr. Karp will serve in the role of lead independent director and will serve on the Audit and Nominating and Corporate Governance Committees of the Board.

There are no arrangements or understandings between either Ms. Lawrence or Mr. Karp and any other person pursuant to which either such individual was appointed as a director of the Company. Neither Ms. Lawrence nor Mr. Karp is a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Following the completion of the Business Combination, the Company intends to pay an annual retainer to its other non-employee directors, including Ms. Lawrence and Mr. Karp, consisting of cash and an annual equity grant.

Appointment of David Schneider as Chief Financial Officer

David Schneider has agreed to serve as Chief Financial Officer of the Company, following the consummation of the Business Combination and effective as of December 9, 2019.

Mr. Schneider, age 38, previously served as Chief Accounting Officer of New Residential Investment Corp. (NYSE: NRZ), a mortgage real estate investment trust with a $6.5 billion market cap, and as a Managing Director of its external manager. Previously, Mr. Schneider served in various other senior financial and regulatory reporting roles. These include Vice President of Corporate Accounting Policy at JPMorgan Chase. Mr. Schneider is a licensed CPA in New York, and a member of the New York State Society of Certified Public Accountants. He is a graduate of Fordham University with a Bachelor of Science in Accounting.

The terms and conditions of Mr. Schneider’s appointment will be governed by an employment agreement expected to be entered into between Mr. Schneider and the Company (the “Employment Agreement”). Pursuant to the expected terms of the Employment Agreement, which will be effective on the date of completion of the Business Combination, Mr. Schneider will receive an annual base salary of $350,000, and will be eligible to receive an annual bonus based on the achievement of certain annual operating profit targets and other objectives established by the board of directors, with a target bonus equivalent to $250,000 if all performance goals are satisfied at the target level of performance.

Mr. Schneider is also expected to receive a signing bonus of $150,000 and be granted restricted stock units (“RSUs”) in the Company with a value of $600,000 as of the grant date. The RSUs will be subject to the Company’s equity incentive plan and vest in one-third installments on each of the first three anniversaries of the date that Mr. Schneider commenced his employment with the Company, subject to Mr. Schneider’s continuing employment through the applicable vesting date.

In the event that Mr. Schneider’s employment is terminated by the Company without “Cause,” or by him for “Good Reason” (as such terms are defined in the Employment Agreement), he is expected to be entitled to receive severance benefits of 12 months of continued base salary payable in regular installments in accordance with the Company’s general payroll practices, provided that he has first entered into a release of claims against the Company.

Mr. Schneider is not a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.  In addition, there are no family relationships between Mr. Schneider and any current or announced directors or other executive officers of the Company following the completion of the Business Combination.

The foregoing updates the disclosures in the section entitled “Management Following the Business Combination” on pages 255 – 259 and any other applicable section of the Joint Proxy Statement/Prospectus.

Related Party Transactions

Trinity Investments, which is an affiliate of  Trinity Sponsor, the sponsor of Trinity, is a party to consulting agreements with each of Daniel Hirsch and Kevin Luebbers (the “Trinity Investments Consulting Agreements”). Each of Messrs. Hirsch and Luebbers are contemplated to become directors of the Company upon completion of the Business Combination. Pursuant to the Trinity Investments Consulting Agreements, each of Messrs. Hirsch and Luebbers will become entitled to a success fee in connection with the completion of the Business Combination.  The success fee is equal to the greater of (i) a specified percentage of the founder shares and Trinity private placement warrants of Trinity currently owned by Trinity Sponsor and expected to be transferred to Trinity Investments following the completion of the Business Combination and expiration of the lock-up agreement to which Trinity Investments is a party or (ii) $250,000. Trinity Investments has agreed to increase the amount of Trinity founder shares and private placement warrants that may be transferred each of Messrs. Hirsch and Luebbers from the amount reflected in the Joint Proxy Statement/Prospectus, such that, as a result of their right to a success fee, each of Messrs. Hirsch and Luebbers expects to receive approximately 137,500 founder shares and approximately 300 Trinity private placement warrants following completion of the Business Combination and distribution of these securities by Trinity Sponsor following expiration of its lock-up agreement. These securities are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by each of Messrs. Hirsch and Luebbers in the Company. Instead of transferring these securities to Messrs. Luebbers and Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

The foregoing updates the disclosures in the section entitled “Certain Relationships and Related Party Transactions – Broadmark Realty – Related Party Transactions,” on page 303-304 as well as any other applicable section of the Joint Proxy Statement/Prospectus.

Additional Information

The information in this Supplement should be read in conjunction with the registration statement on Form S-4 (the “Registration Statement”) of the Company, which was declared effective by the Securities and Exchange Commission (“SEC”) and includes a definitive joint proxy statement/prospectus. Trinity mailed the definitive joint proxy statement/prospectus on or about October 21, 2019 to Trinity’s stockholders of record and warrant holders of record as of October 15, 2019, and Broadmark mailed  the definitive joint proxy statement/prospectus on or about October 21, 2019 to its members of record as of October 11, 2019.  Investors and security holders of Trinity and Broadmark are advised to read the Registration Statement and the definitive joint proxy statement/prospectus contained therein and any documents filed in connection therewith,  in connection with Trinity’s solicitation of proxies for its special meetings of stockholders and warrant holders and Broadmark’s solicitation of proxies for its special meeting of members of each such company, in each case to be held to approve the proposed transaction because the definitive joint proxy statement/prospectus contains important information about the proposed transaction and the parties to the proposed transaction.

Stockholders and warrant holders can also obtain copies of the Registration Statement and definitive joint proxy statement/prospectus, without charge at the SEC’s website at www.sec.gov or by directing a request to: Trinity Merger Corp., 55 Merchant Street, Suite 1500, Honolulu, HI 96813.  Broadmark members will also be able to obtain copies of the Registration Statement and definitive joint proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by request to Pyatt Broadmark Management, LLC, 1420 Fifth Avenue, Suite 2000, Seattle, WA 98101, Attn:  Adam Fountain.

Participants in the Solicitation

Trinity, the Company and Broadmark  and their respective directors, executive officers, other members of management, employees and others acting on their behalf, under SEC rules, may be deemed to be participants in the solicitation of proxies of Trinity’s stockholders and warrant holders and Broadmark’s members in connection with the proposed transaction.  Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Trinity’s directors and officers in Trinity’s filings with the SEC, including Trinity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 15, 2019 and in the Registration Statement on Form S-4.  Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Broadmark’s directors and managers in the Registration Statement on Form S-4.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions.  These forward-looking statements include statements regarding Trinity’s industry, future events, the proposed transaction among Trinity, the Company, Trinity Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Trinity Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, PBRELF I, LLC, a Washington limited liability company (“PBRELF”), BRELF II, LLC, a Washington limited liability company (“BRELF II”), BRELF III, LLC, a Washington limited liability company (“BRELF III”), BRELF IV, LLC, a Washington limited liability company (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Companies” and each a “Company”), Pyatt Broadmark Management, LLC, a Washington limited liability company (“MgCo I”), Broadmark Real Estate Management II, LLC, a Washington limited liability company (“MgCo II”), Broadmark Real Estate Management III, LLC, a Washington limited liability company (“MgCo III”), and Broadmark Real Estate Management IV, LLC, a Washington limited liability company (“MgCo IV” and, together with MgCo I, MgCo II, MgCo III, and the Companies and their respective subsidiaries, “Broadmark”), the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts.

These statements are based on the current expectations of each of Trinity’s and Broadmark’s management and are not predictions of actual performance.  These statements are subject to a number of risks and uncertainties regarding Trinity’s and Broadmark’s respective businesses and the transaction, and actual results may differ materially.  These risks and uncertainties include, but are not limited to, changes in the business environments in which Trinity and Broadmark operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industries in which Trinity and Broadmark operate; the ability to retain the Broadmark’s customers and financing sources following any business combination; changes in taxes, governmental laws, and regulations, or other industry standards affecting Trinity or Broadmark; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Trinity’s or Broadmark’s management teams; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the approvals of the stockholders of Trinity or of the members of Broadmark or a contemplated amendment to Trinity’s outstanding warrants is not obtained; the level of redemptions by Trinity’s and/ or Broadmark’s investors in connection with the proposed transaction; failure to complete the previously disclosed contemplated PIPE financing expected to be completed in connection with the business combination; failure of the Company  to qualify as a REIT; failure of the Company to obtain approval to list its common stock on the NYSE or maintain its listing on the Nasdaq Capital Market; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Trinity and Broadmark; uncertainty as to the long-term value of the Company’s common stock; and those discussed in Trinity’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors”, as updated from time to time by Trinity’s Quarterly Reports on Form 10-Q and other documents of Trinity on file with the SEC or in the joint proxy statement/prospectus relating to the proposed business combination.  There may be additional risks that Trinity and Broadmark presently do not know or that Trinity and Broadmark currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements provide Trinity’s and Broadmark’s expectations, plans or forecasts of future events and views as of the date of this communication.  Trinity and Broadmark anticipate that subsequent events and developments will cause such parties’ assessments to change.  However, while Trinity and Broadmark may elect to update these forward-looking statements at some point in the future, both Trinity and Broadmark specifically disclaim any obligation to do so.  These forward-looking statements should not be relied upon as representing Trinity’s and Broadmark’s assessments as of any date subsequent to the date of this communication.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Trinity’s and Broadmark’s overall business, including those more fully described in Trinity’s and the Company’s filings with the SEC, including, without limitation, the joint proxy statement/prospectus, as may be amended from time to time.  Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of Trinity or its management or Broadmark or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.